                                                                   EXHIBIT 10.17




                              SUBJECT TO CONTRACT

                         SOFTWARE LICENSING AGREEMENT

                                    BETWEEN

                                 MULTICOSM LTD

                                    - and -

                      Computing Products & Services Inc



                               --------------


                        relating to articles known as



                        Microcosm and Mobile Assistant

Reference No:-
                                                         MCMUSL01

                                    CONTENTS

Recital





Clause                         Title
- ------                         -----

1                              Definitions

2                              Grant

3                              Commencement and Duration

4                              Supply of Know-How

5                              Technical Assistance

6                              Restrictions on the Licensee

7                              Confidentiality

8                              Duties of the Licensee as Distributor

9                              After Sales Service

10                             Warranties

11                             Quality Control

12                             Consideration

13                             Accounts

14                             Payment

15                             Patents

16                             Marking

17                             Assignment, Sub-licensing, Transfer and Variation

18                             Prior Termination

19                             Effect of Termination or Expiry

20

20                             Force Majeure

21                             Notices

22                             Arbitration

23                             Waiver

24                             Proper Law

25                             Validity of Agreement

26                             Alteration of the Agreement

27                             Implied Terms

28                             No Authority

29                             Counterparts


Schedule: Parts 1-12

         THIS AGREEMENT is made the 7th day of Dec. One thousand nine hundred and ninety five BETWEEN

(1)      Multicosm Ltd, Town Quay House,
         7 Town Quay, Southampton SO14 2PT (hereinafter called "the
         Licensor") and

(2) CPSI, a company organised and existing under the laws of the State of Virginia in the United States of America with its registered office at 12701 Fairlakes Circle, Suite 550, Fairfax, VA 22033 and its principal place of business at same as above (the "Licensee")

         WHEREAS

         The Licensor is the sole licensee from the University of Southampton of intellectual property relating to articles known as Microcosm, a hypermedia programming system, and has been granted the rights to sublicense this intellectual property.

         The Licensee wishes to manufacture, use, lease and sell articles made in accordance with the said intellectual property and the Licensor is willing to grant the right to the Licensee to do so upon the terms and conditions hereinafter contained.

                         NOW IT IS HEREBY AGREED as follows

1.       DEFINITIONS

         In this Agreement unless the context requires otherwise:

         1.1 "Article" means any article or device incorporating the Intellectual Property or any part thereof


         1.2 "Articles sold" means all and any Article(s) sold, leased put into use by or otherwise disposed of by the Licensee or any sub-licensee and all references to "sell", "sale", "sold" or similar shall be construed accordingly where the context so requires or admits.



         1.3 "Group" means the Licensee and any holding or subsidiary company of the Licensee and any other subsidiary company of the holding company or the Licensee all within the meaning of
                 Section 736 of the Companies Act 1985.




         1.4 "Manufacturing Territory" means USA & future Worldwide mfg. locations.



         1.5 "Exclusive Territory" means the territory or territories (as constituted at the date hereof) specified in Part 1 of the Schedule at the end of this Agreement.


         1.6 "Non-Exclusive Territory" means the territory or territories (as constituted at the dated hereof) specified in Part 2 of the Schedule.



         1.7 "Field of Use" means the technical fields specified in Part 3 of the Schedule.



         1.8 "Effective Date" means the date specified in Part 4 of the Schedule.


         1.9 "Patents" means the patents and applications for patents specified in Part 5 of the Schedule.


         1.10 "Copyrights" means all copyrights in works relating to Articles, including the Software specified in Part 6 of the Schedule.


         1.11 "Know-How" means technical know-how, technical data, designs, experience, knowledge, specifications, drawings, plans, process sheets, procedure books, operating and instruction manuals and such other technical and production information and documentation which relates to the manufacture of Articles, including that specified in Part 7 of the Schedule.


         1.12 "Net Invoiced Selling Price" means the total amount invoiced to purchasers or lessees (as appropriate) of Articles (and where Articles are incorporated into or sold together or with any other device Articles shall in each case be invoiced separately) less

                 (i) haulage, packing costs, returns, allowances and insurance

                 (ii) normal quantity and trade discounts and rebates actually allowed

                 (iii) sales and excise taxes (including Value Added Tax) and duties payable by the seller.


         1.13 "Royalty Payment Date" means the 31 March, 30 June, 30 September and 31 December in each year and the date of termination of this Agreement (whether by affluxion of time or otherwise).


         1.14 "Up Front Fee" means the capital sum specified in Part 8 of the Schedule.

         1.15 "Royalty" means in respect of each Article which is sold by or on behalf of the Licensee pursuant to this Agreement (including any Article sold incorporated into any other article) a royalty calculated upon the Invoiced Price of that Article at the rate or rates specified on Part 9 of the Schedule.

         1.16 "Minimum Royalty Payment" means the sum specified in Part 10 of the Schedule.

         1.17 "Term" means the period of time after the Effective Date specified in Part 11 of the Schedule.

         1.18 Headings and commas are inserted for convenience only and shall be ignored in construing the terms of this Agreement.

         1.19 In construing this Agreement words importing the singular shall include the plural and vice versa if the context so permits.

         1.20 References to clauses are to clauses of this Agreement, references to sub-clauses are to sub-clauses of the clause in which the reference appears and references to the Schedule are to the Schedule to this Agreement.

2.       GRANT

         Subject to the terms and conditions of this Agreement the Licensor hereby grants to the Licensee under the Know-How (disclosed or to be disclosed hereunder), Trade Marks, Patents and Copyrights during the continuance of this Agreement with effect from the Effective Date or (if later) the date of disclosure of the same by the Licensor to the
         Licensee:


2.1 a non-exclusive licence to manufacture Articles in the Manufacturing Territory.

2.2 a non-exclusive licence to sell in the Non-Exclusive Territory Articles so manufactured by the Licensee.

3.       COMMENCEMENT AND DURATION

         This Agreement shall come into force on the Effective Date and subject to prior determination as provided in clause 24 shall continue in force until the expiration of the Term PROVIDED THAT either party may by giving to the other not less than twelve (12) months' written notice expiring at or before the expiration of the Term request negotiations as to an extension of this Agreement but any such extension and the terms thereof shall be subject to agreement by both parties.

4.       SUPPLY OF KNOW-HOW

4.1 Subject to the provisions of sub-clauses 3 and 4 the Licensor shall so soon after this Agreement become effective as the Licensee may reasonably require supply to the Licensee such of the Know-How as the Licensor may at that time have in its possession relating to the manufacture of Articles as the Licensor may in its opinion reasonably think necessary.

4.2 Subject to the provisions of sub-clauses 3 and 4, during the continuance of this Agreement the Licensor shall also from time to time supply to the Licensee, as the Licensor may reasonably think necessary, additional Know-How which may come into the possession of the Licensor which shall relate specifically to improvements or modifications to Products.

4.3 The Licensor shall not be bound to disclose or provide to the Licensee any Know-How or other data which is not in the possession of the Licensor or which the Licensor is precluded from disclosing or which would or might result in the violation of the laws of any territory.

4.4 All Know-How referred to in sub-clauses 1 and 2 in documentary form shall be supplied in one copy free of charge from which two (2) only other back-up copies may be taken.

5.       TECHNICAL ASSISTANCE

5.1 During the continuance of this Agreement and subject to the Licensor's other commitments, to the personnel that the Licensor has available and to sub-clause 3, the Licensor shall, if the Licensee so requests make available to the Licensee at times to be mutually agreed, the services of a consultant to advise and instruct the Licensee in the manufacture of Articles; the Licensee shall pay the Licensor at the rate set out in Part 12 of the Schedule for each day of the consultant's absence from the Company plus all travelling, hotel, residential and other expenses, any such payments to be made to the Licensor on the following Royalty Payment Date.

6.       RESTRICTIONS ON THE LICENSEE

6.1 The Licensee shall not manufacture or assemble any Articles elsewhere than in the Manufacturing Territory.

6.2 The Licensee shall restrict exploitation of hereunder licensed Articles to the technical fields of application set out in
                 Part 3 of the Schedule.

6.3 The Licensee shall not without the Licensor's prior written consent supply or otherwise dispose of any Articles otherwise than by way of sale.

6.4 The Licensee shall not without the Licensor's prior written consent manufacture or sell or be concerned or interested in any way in the manufacture or sale of any products similar to or of the same kind, nature or purpose as or such as are capable of competing with Articles within one year of the effective date of this agreement.

6.5 The Licensee shall immediately refer to the Licensor all enquiries received by the Licensee, or by its distributors and sales agents (if the Licensee has knowledge of these) relating to the sale or supply of Articles for use in any area outside the licensed territories.


7.       CONFIDENTIALITY

7.1 All Know-How and other information, documents, experience and knowledge proprietary to the Licensor supplied by or on behalf of the Licensor under or pursuant to or in contemplation of this Agreement shall be treated as confidential and shall be used solely to enable the Licensee to manufacture Products in accordance with this Agreement and during the continuance thereof; the documents whilst in the possession of the Licensee shall be at the Licensee's risk and the Licensee hereby undertakes with the Licensor for the safe custody thereof.

7.2 The Licensee shall ensure that no Know-How or other information, documents, experience or knowledge as aforesaid are disclosed without prior written consent of the Licensor to any person except to responsible officers, technicians or employees of the Licensee and shall take all responsible steps and precautions to ensure that any such persons to whom such Know-How and other information, documents, experience or knowledge is disclosed are themselves bound by a prior written undertaking in terms similar to those contained herein to keep and will keep such Know-How and other information documents, experience and knowledge confidential PROVIDED THAT consent as aforesaid shall not be required in respect of Know-How:

                 7.2. 1 which become a matter of public knowledge other than through the fault of the Licensee or a person to whom the same was disclosed by the Licensee or

                 7.2.2 which the Licensee can prove was known to the Licensee at the time of its disclosure to the Licensee or have been taken by the Licensee.

                 7.2.3 which is required to be disclosed in any legal proceedings provided that all reasonable legal means of preventing disclosure have been taken by the Licensee

7.3 If the Licensee hires any sub-contractors for the purpose of the manufacture of any Products the Licensee shall take all necessary reasonable steps and precautions to ensure that any such subcontractors to whom such Know-How or other information, documents, experience or knowledge as aforesaid is disclosed are themselves bound by a prior written undertaking in terms similar to those contained herein to keep and will keep such Know-How or other information, documents, experience and knowledge completely confidential at all times thereafter. The Licensee is bound by the provisions of this paragraph for a period of 1 year after termination of the agreement.


8.       DUTIES OF THE LICENSEE AS DISTRIBUTOR

                The Licensee shall use its best endeavour to promote and extend sales of Articles throughout the licensed territories and in particular shall:

                8.1.1 work diligently to obtain orders for Articles by personal visits, circularising, advertising and all other means available to it.

                8.1.2 use the Licensor's name only in conjunction with its appointment under this Agreement and in carrying out its duties hereunder but then only in relation to Articles and with a clear reference that Articles are manufactured under licence from the Licensor.

                8.1.3 employ staff trained in the operation, demonstration and repair of Articles.

                8.1.4 immediately bring to the Licensor's attention any improper use in the territory which the Licensee may suspect of the Know-How, Patents, Copyrights or any other intellectual property rights of the Licensor.

9.       AFTER SALES SERVICE

         The Licensee shall supply an after-sales service to customers for Articles of such a reasonable standard as to maintain the Licensor's reputation in the licenced territories.

10.      WARRANTIES

10.1 The Licensor hereby represents and warrants to the Licensee that the Articles conform to the Licensor's published specifications and that the Licensor has the full power and right to enter into this agreement with the Licensee.
                (a) Limits. The above warranty is in lieu of all other warranties, whether express, implied or statutory, including but not limited to any warranty of merchantibility of fitness for a particular purpose or otherwise with respect to the Articles.
                (b) Damages. In no event shall the Licensor be liable for any consequential, incidental, indirect, exemplary or special damages, whether in contract or in tort, related to the Articles with respect to this Agreement. The Licensee, by acceptance of the Licensed Rights granted herein, assumes all liability for, and shall indemnify and hold the Licensor harmless from and against any and all consequences arising in connection with the sale, distribution, use or misuse of the Articles by the Licensee, his Sublicensees, Affiliates of the Licensee, Customers or Third Parties.

10.2 Right. Each Party hereto warrants that it has the right to grant any rights, licenses and assurances granted or to be granted.

10.3 Disclaimer. Data and Information and related information heretofore or hereafter disclosed by the Licensor to the Licensee shall be accurate to the Licensor's knowledge and belief, but the Licensor makes no warranty of any kind whatsoever, either express or implied, as to the accuracy of such information relating to any patents or any or all of the said methods, techniques, processes, information, knowledge, know-how, trade practices and any secret data communicated to the Licensee.

10.4 Warranty for Product Media. The Licensor warrants to the Licensee that the medium on which a Product is furnished by the Licensor under this Agreement is free of defects in materials and workmanship, under normal use, for a period of ninety (90) days after the Delivery Date of such Product ("Media Warranty Period"). If the medium is defective, the Licensor will replace it at no charge if is returned before the end of the Media Warranty Period. The foregoing is the Licensee's sole and exclusive remedy for breach of warranty by the Licensor for the Product medium.

11.      QUALITY CONTROL

         The Licensee shall maintain a standard of quality reasonably acceptable to the Licensor.

12.      CONSIDERATION

12.1 In consideration of the licences and rights hereby granted under the Know-How, Patents, Copyrights and of the other information supplied and to be supplied hereunder the Licensee shall pay to the Licensor:

                 12.1.1 the Up Front Fee as specified in Part 8 of the Schedule and

                 12.1.2 the Royalties as specified in Parts 9 and 10 of the Schedule

12.2 If any Article is sold or supplied by or on behalf of the Licensee to any person, firm, corporation (public or private), partnership or association which is associated directly or indirectly with the Licensee so as not to be an arm's length transaction the Invoiced Price thereof shall be deemed to be the highest invoiced price of the same or any similar product previously charged by the Licensee in the same year to customers not associated with the Licensee (or, if none, a reasonable commercial price for an arm's length transaction).

13.      ACCOUNTS

13.1 The Licensee shall keep full and true records and accounts of all Articles manufactured or sold or supplied or otherwise disposed of by or on behalf of the Licensee.

13.2 The Licensee shall within one month after each Royalty Payment Date supply to the Licensor in duplicate true copies of the accounts referred to in sub-clause l which relate to the period of three months ending on that Royalty Payment Date and commencing on the immediately preceding Royalty Payment Date (or in the case of the first accounting period the Effective
                 Date) together with a statement showing the amounts due to the Licensor for Royalty over that period calculated in accordance with Clause 12; the statement and all copy accounts supplied to the Licensor hereunder shall bear the reference number on the front of this Licence Agreement.

13.3 The Licensor may at its own expense at any time and from time to time designate a representative to examine or audit the accounts kept by the Licensee pursuant to this clause and all other documents books or records which may be necessary or appropriate with a view to determining or verifying the monies due to the Licensor under this Agreement and the Licensee shall give that representative all such access and facilities not more than twice in a given year in connection with the examination or audit as the representative may reasonably require.

14.      PAYMENT

14.1 The Licensee shall pay and remit or cause to be remitted the Up Front Fee to the Licensor within seven days of the execution of this Agreement subject to any conditions noted in the Schedule.

14.2 The Licensee shall pay and remit or cause to be remitted to the Licensor any amount due to the Licensor in respect of Royalty for each period ending with a Royalty Payment Date in accordance with and at the same time as it delivers (or ought to have delivered) to the Licensor the statement and copy accounts required to be delivered under the sub-clause 13.2.

14.3 If the amount paid and remitted or caused to be paid and remitted by the Licensee to the Licensor in respect of Royalty during any four consecutive periods commencing on the first Royalty Payment Date shall be less than the Minimum Annual Royalty Payment the Licensee shall make up the final amount for that twelve month period to that amount.

14.4 All sums payable and remitted by the Licensee under this Agreement shall be paid and remitted subject to tax deductions required to be made under the law of the Licensee's Territory PROVIDED THAT the Licensee shall use its best endeavours to procure that any such deductions do not exceed the minimum required by any such law and that the Licensee shall in each case furnish the Licensor with an appropriate official certificate of deduction of tax.

14.5 Where any payments provided for under this Agreement remain unpaid and unremitted for one month from the date upon which they became due the Licensee shall, if so requested by the Licensor, immediately cease to manufacture and sell any Articles.

14.6 Without prejudice to any other rights which it may have hereunder, the Licensor shall be entitled to charge the Licensee and the Licensee shall pay and remit to the Licensor interest on any sums found due but not paid in full on their due date at the rate of two per centum (2%) per month (or part thereof) calculated from the due date until date of payment in full.

15.      PATENTS & COPYRIGHT

15.1             The Licensee shall promptly notify the Licensor if:-
                 - Any infringement of the Patent Rights come to the attention of the Licensee.

                 - Any suit should be commenced or threatened by any third party against the Licensee arising out of its exploitation of the Patent Rights herein.

15.2 In either of the events mentioned in clause 15.1 the parties shall promptly discuss the situation to determine if and how far the infringer shall be proceeded against or the suit defended and which party or parties shall defray the expense in either case.

15.3 All fees, costs, charges and expenses connected with the Patent Application(s) and the renewal fees necessary to keep the Patent(s) in force shall be borne and paid by the Licensor.

16.      MARKING

         The Licensee shall attach, emboss, affix or otherwise display in a permanent manner and in a prominent position to each Article manufactured by it hereunder the inscription "Manufactured under licence from Multicosm Ltd" together with the appropriate Patent Numbers. Likewise copyright text and software shall be provided with the Licensor's copyright claim where appropriate.

17.      ASSIGNMENT, SUB-LICENSING, TRANSFER AND VARIATION

17.1 The licences herein granted are personal to the Licensee which shall not be entitled to cede, assign or otherwise transfer the benefit of the same or to grant to any other person whatsoever or suffer or cause the same to be assigned or otherwise transferred to any party unless that party has at that time a majority ownership in the Licensee's company (whether on any amalgamation with or merger into any other company or body corporate or otherwise howsoever) any sub-licences or similar rights thereunder or (without the prior written consent of the Licensor) to sub-contract the manufacture of Articles.

17.2 This restriction is however in no way intended to restrict the right of the Licensee to sell Articles through their own Licensees, VARs and their respective VARs.

18.      PRIOR DETERMINATION

18.1 If either party commits or knowingly permits any breach of any of the terms of this Agreement notice to this effect may be given to that party by the other together with the request that the breach insofar as it can be remedied shall be remedied and that insofar as it is incapable of being remedied adequate compensation shall be made within a period of three months thereafter; if the breach is not remedied and/or adequate compensation is not made within the said period of three months then the party aggrieved may give to the other written notice terminating this Agreement forthwith.

18.2 Notwithstanding anything hereinbefore contained either party may by written notice to the other terminate this Agreement forthwith in any of the following events namely:-

                 18.2.1 if the other party becomes insolvent or if any motion is made for the compulsory liquidation or winding up of the other party or if it be voluntarily wound up other than a voluntary winding up for the purpose of a bona-fide reconstruction to which the first party shall have given its prior approval

                 18.2.2 if a receiver or manager or administrator is appointed of the whole or substantially the whole of the undertaking of the other party

                 18.2.3 if any distress, execution or other process is levied upon any part of the property or assets of the other party

                 18.2.4 if the other party fails to make and remit any payment due to be made by it hereunder within sixty days after the same has become due.

19.      EFFECT OF TERMINATION OR EXPIRY

19.1 Any termination (howsoever arising) of this Agreement shall be without prejudice to any claim or right hereunder which may have accrued or be available to either party before termination of this Agreement and the continued operation of relevant clauses.

19.2 The following provisions shall apply immediately on any termination (howsoever arising) of this Agreement:

                 19.2.1 all licences granted or agreed to be granted hereunder to the Licensee shall terminate

                 19.2.2 the Licensee shall forthwith cease to manufacture or sell or in any way be concerned or interested in or facilitate the manufacture or sale of Articles or of any products similar thereto or of the same kind, nature or purpose or such as are capable of competing therewith

                 19.2.3 The Licensee shall return to the Licensor forthwith of all specifications, working and other drawings and other information supplied to it hereunder and all documents containing or disclosing that information in the possession or control of itself or any agent or sub-contractor of it or of any third party.

20.      FORCE MAJEURE

         Subject always to the provisions of clause 17, neither the Licensor nor the Licensee shall be responsible or liable for any loss, damage, costs, charges, expenses, detention or delay caused by Act of God, force majeure, government or legislative action, fire, strikes, civil or military authority, insurrection or riot, embargoes, lockouts, tempest, accident, breakdown of manufacturing machinery or delay in delivery of goods or materials by other persons or by any other cause whatsoever which is unavoidable or beyond its reasonable control and shall not in any event be liable for any indirect loss or damage arising therefrom.

21.      NOTICES

         Any notice which under this Agreement is to be or may be given by the Licensor to the Licensee shall be delivered at or sent by express courier in a prepaid letter addressed to the Licensee's registered office and any such notice which is to be or may be given by the Licensee to the Licensor shall be delivered at or by express courier in a prepaid letter addressed to the Licensor marked for the attention of the Company Secretary or such other person as may be advised to the Licensee from time to time, and citing the reference number on the front of this Agreement, and any notice so sent shall be deemed to have been given on the third day following the date of sending.

22.      ARBITRATION

         THE parties hereto hereby agree to submit to arbitration any question or dispute arising out of or in relation to this Agreement in accordance with the provisions of the Arbitration Rules of the World Intellectual Property Organisation or any statutory modification or re-enactment thereof for the time being in force.

23.      WAIVER

         Any waiver by either party of any breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach or affect in any way the effectiveness of this Agreement.

24.      PROPER LAW

         This Agreement shall be governed by the Law of the Territory licensed herein and the Licensee hereby submits to the non-exclusive jurisdiction of the relevant Courts.

25.      VALIDITY OF AGREEMENT

         The Invalidity or unenforceability for any reason of any part of this Agreement or any partial annulment shall not prejudice or affect the validity or enforceability of the remainder.

26.      ALTERATION OF THE AGREEMENT

         No variation, amendment, modification or waiver of the terms of this Agreement shall be of any effect unless the same shall have been recorded in writing in duplicate and signed on each copy by each of the parties hereto.

27.      IMPLIED TERMS

         This agreement embodies the entire understanding of the parties and there are no promises, terms, conditions or obligations, oral or written, express or implied other than those written here.

28.      NO AUTHORITY

         Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto or constitute the Licensee as agents for the Licensor for any purpose and the Licensee shall have no right or authority to and shall not do any act, enter into any contract, make any representation, give any warranty, incur any liability, assume any obligation whether express or implied of any kind on behalf of the Licensor or bind the Licensor in any way.

29.      COUNTERPARTS

         This Agreement has been executed in two counterparts each of which shall be deemed an original.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement in manner binding upon them the day and year first before written.

                                              POSITION HELD
                                              -------------

SIGNED BY :  [SIG]       7 Dec 95         Director, Multicosm Ltd.
- ----------
for and on behalf of THE LICENSOR
in the presence of:-

                     [SIG]    12/7/95





SIGNED BY
- ---------
                     [SIG]    12/7/95             President
for and on behalf of THE LICENSEE
in the presence of:-
                      [SIG]  12/7/95

                                    SCHEDULE

Part 1:         Exclusive Territory: None

Note: The Licensee desires that Exclusive territory be revisited at a future date with a view to making this license exclusive to body-worn voice-activated computers. Should the Licensor wish to give a License to a competing manufacturer of such equipment before such an agreement is in place, then the Licensor will review this with the Licensee to provide a reasonable opportunity to negotiate such exclusivity.

Part 2:        Non-Exclusive Territory:

All countries in the world.

Part 3:        Field of Use:

Application development for, but not restricted to, equipment and facilities maintenance and public safety using open hypertext technology.

Part 4:        Effective Date:

tbd

Part 5:        Patents:

Not applicable.

Part 6:        Software:

A special version of Microcosm for Windows Version 3 extended with DXF viewers and voice activation, and subsequent versions during the currency of this agreement.

Part 7:        Other Intellectual Property:

Copyrights pertaining to the Software and related documentation.

Part 8:        Up Front Fee:

1. Purchase of 7 end-user licenses (assumed end-user selling price of $7,995 each) at $3,770 each making a total of $26,390.
2. A fee of $50,000.
Note: a precondition of the above parts of the up-front fee is the approval of additional bridging finance currently being requested by the Licensee.
3. A further fee of $200,000 within 60 days of the IPO planned for March 1996. Upon payment of this but not before, the total fee of $250,000 will be deemed to be applicable to the further sale of end-user licenses at the currently agreed value accruing to the Licensor.
Note: an end-user license with an assumed selling price of $7,995 entitles the end-user to 2 (two) authoring licenses and 5 (five) run-time licenses for the software.

Part 9:        Royalty:

A royalty will be negotiated so as to provide the Licensee with the right to provide run-time sublicenses on all manufactured articles. The royalty is expected to be in the range of $50-60 per unit.

Part 10:       Minimum Annual Royalty Payment:
Only to be established in the context of an exclusive license at a future date.

Part 11:       Term:

3 (three) years.

Part 12:       Consultancy Rate:

$750 per day.